Exhibit 5.1

May 26, 2022

II-VI Incorporated

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

Ladies and Gentlemen:

We have acted as counsel to II-VI Incorporated, a Pennsylvania corporation (the “Company”), in connection with (i) the Registration Statement on Form S-4 (File No. 333-255547) (such Registration Statement, as amended or supplemented, the “Initial Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of up to 22,266,356 shares of its common stock, no par value (“Common Stock”), and (ii) the related Registration Statement on Form S-4 (the “Subsequent Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”) to be filed by the Company on the date hereof with the Commission pursuant to Rule 462(b) of the Act for the registration under the Act relating to the proposed issuance by the Company of up to 733,644 shares of its Common Stock (the “Additional Shares”). The Subsequent Registration Statement incorporates by reference the Initial Registration Statement that was declared effective by the Commission on May 6, 2021. The Additional Shares will be issued in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of March 25, 2021 (the “Merger Agreement”), by and among the Company, Coherent, Inc., and Watson Merger Sub Inc.

You have requested our opinions as to the matters set forth below in connection with the Registration Statement. For purposes of rendering those opinions, we have examined copies of the following documents: (i) the Company’s Amended and Restated Articles of Incorporation; (ii) the Company’s Amended and Restated Bylaws, as amended and restated effective February 26, 2021; (iii) the resolutions of the Board of Directors of the Company relating to the Merger Agreement, the filing of the Registration Statements and the issuance of the Additional Shares; (iv) the Merger Agreement; (v) the Registration Statements; and (vi) such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below. In rendering our opinion expressed below, we have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

K&L GATES LLP

K&L GATES CENTER 210 SIXTH AVENUE PITTSBURGH PA 15222-2613

T +1 412 355 6500 F +1 412 355 6501 klgates.com

II-VI Incorporated

May 26, 2022

Based upon and subject to the foregoing and the additional qualifications and other matters set forth below, we are of the opinion that, when the Subsequent Registration Statement has become effective under the Act, the Additional Shares, when issued and delivered by the Company in accordance with the terms of the Merger Agreement and as contemplated by the Registration Statements, will be validly issued, fully paid and nonassessable.

The opinions expressed in this opinion letter are limited to the Business Corporation Law of the Commonwealth of Pennsylvania. The foregoing opinions are rendered as of the date of this opinion letter. We assume no obligation to update or supplement any of such opinions in order to reflect any changes of law or fact that may occur.

We are furnishing this opinion letter to you solely in connection with the Subsequent Registration Statement. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Subsequent Registration Statement and to the use of our name under the heading “Legal Matters” contained in the joint proxy statement/prospectus included in the Initial Registration Statement, which is incorporated by reference into the Subsequent Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ K&L Gates LLP